UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2018

Xiamen Lutong International Travel Agency Co., Ltd.

(Exact name of registrant as specified in Charter)

Nevada	001-35357	26-1507527
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20F, Longhai Fortune Center

42 Ziwei Road, Shima Town, Zhangzhou City

Fujian Province, China

 (Address of Principal Executive Offices)

+86 596-6565220

 (Registrant’s Telephone number)

Highlight Networks, Inc.

20F, Longhai Fortune Center

42 Ziwei Road, Shima Town, Zhangzhou City

Fujian Province, China

(former name and address of registrant)

Copies to:

Richard I. Anslow

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (646) 895-7118

Fax: (212) 370-7889

E-mail: ranslow@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The corporate name of Highlight Networks, Inc. (the “Company”) was changed to Xiamen Lutong International Travel Agency Co., Ltd. through the merger of the Company with its wholly-owned subsidiary, Xiamen Lutong International Travel Agency Co., Ltd., a Nevada corporation (the “Subsidiary”). Pursuant to an agreement and plan of merger, dated March 29, 2018, between the Company and the Subsidiary (“Plan of Merger”), the Subsidiary was merged with and into the Company and the Company’s name was changed to Xiamen Lutong International Travel Agency Co., Ltd. Pursuant to the Plan of Merger, the Articles of Incorporation of the Company, prior to the merger remains the Articles of Incorporation of the Company following the merger without change other than the change of the Company’s corporate name to Xiamen Lutong International Travel Agency Co., Ltd. Pursuant to Section 92A.180 of the Nevada Revised Statutes, the merger did not require stockholder approval. The change of name will take place in the marketplace upon approval by FINRA.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Document
2.1	Plan and Agreement of Merger between the Company and Xiamen Lutong International Travel Agency Co., Ltd., dated March 29, 2018
3.1	Articles of Merger of Xiamen Lutong International Travel Agency Co., Ltd. into the Company, dated April 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2018	Xiamen Lutong International Travel Agency Co., Ltd.

By: /s/ Zhenhui Huang
Zhenhui Huang
Chief Executive Officer and Chief Financial Officer